Media Contact:	Joe McCormack
Sparton Corporation
Email: ir@sparton.com
Office: (847) 762-5800
FOR IMMEDIATE RELEASE
Sparton Corporation Reports Fiscal 2016 Third Quarter Results
SCHAUMBURG, IL. - May 3, 2016 - Sparton Corporation (NYSE: SPA) today announced results for the third quarter of fiscal year 2016 ended March 27, 2016.
Third Quarter Financial Results

•	Net sales of $102.2 million

•	Gross profit margin of 18.7%

•	SG&A expenses of $13.7 million, 13.4% of sales ($12.7 million, 12.4% on an adjusted basis)

•	Earnings per share of $0.12 ($0.34 on an adjusted basis)

•	Operating margin of 2.6% (5.9% on an adjusted basis)

•	EBITDA margin of 6.4% (7.7% on an adjusted basis)

•	Free cash flow of $6.2 million, $16.1 million year-to-date

•	Revolving credit facility reduced to $123 million
Third Quarter Highlights

•	Finalized closure of Lawrenceville and consolidation of Irvine facilities

•	77 Manufacturing & Design Service Segment new program wins with expected annual revenue of $16 million when fully ramped into production

•	Trailing four quarter Manufacturing & Design Service Segment wins total approximating $54 million when fully ramped into production

•	$27.6 million award for the production of domestic sonobuoys

•	$1.3 million award for the production of foreign sonobuoys

•	Backlog of:

•	$160 million in the Manufacturing & Design Segment

•	$112 million in the ECP Segment principally including:

•	$80 million in domestic sonobouys

•	$10 million in foreign sonobouys

•	$17 million in ruggedized displays
Joseph J. Hartnett, Interim President & CEO, commented, “Our fiscal third quarter presented the Company with a number of events that made this an unusually challenging quarter. We experienced a change in executive leadership, the announcement of activities related to a strategic alternative review process, the engagement of activist shareholders and the continued integration of our prior year’s acquisitions. In spite of these challenges, we made significant progress towards implementing changes that we believe will contribute to our long-term operating performance.”
Joe McCormack, Senior Vice President and CFO, commented, “While there have been an unusual number of challenges during the quarter we remain committed to driving activities that will improve our operating performance, cash flow and new business development.”

	For the Quarters Ended,
	March 27, 2016	December 27, 2015	March 31, 2015
Consolidated:
Net sales	$102,175	$103,529	$93,065
Gross profit	19,067	18,521	18,665
Operating income	2,676	454	4,882
Net income	1,136	268	4,133
Earnings per share	0.12	0.03	0.42

	For the Quarters Ended,
	March 27, 2016	December 27, 2015	March 31, 2015
Manufacturing and Design Services:
Gross sales	$68,187	$67,586	$62,150
Intercompany sales	(3,533)	(4,640)	(4,986)
Net sales	64,654	62,946	57,164
Gross profit	7,771	6,989	8,073
Operating income (loss)	231	(2,524)	2,093

	For the Quarters Ended,
	March 27, 2016	December 27, 2015	March 31, 2015
Engineered Components and Products:
Gross sales	$37,566	$40,642	$36,022
Intercompany sales	(45)	(59)	(121)
Net sales	37,521	40,583	35,901
Gross profit	11,296	11,532	10,592
Operating income	6,424	6,957	7,208
Liquidity and Capital Resources
As of March 27, 2016, the Company had $123 million borrowed and approximately $151 million available under its credit facility and had available cash and cash equivalents of $0.8 million.
Outlook
Mr. Hartnett concluded, "We are establishing fiscal fourth quarter 2016 revenue guidance of $100 million to $104 million with gross profit margin of 18.0% to 19.0%. Segment revenue and margins are expected to provide a similar relationship to this quarter's operating results."
Conference Call
The Company will host a conference call on Wednesday, May 4, 2016 at 10:00 a.m. CDT/11:00 a.m. EDT to discuss its fiscal year 2016 third quarter financial results. To participate, callers should dial (888) 221-1894. Participants should dial in at least 5 minutes prior to the start of the call. A Web presentation link, including the slide presentation which will accompany the call, will also be available at: http://tinyurl.com/gkqsdwm. A replay of the call will be available on Sparton’s Web site: http://www.sparton.com in the “Investors” section.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided certain non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effects of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from cost of goods sold, total operating expense, other income (expense) and income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.
When we calculate adjusted earnings per share, adjusted EBITDA and other adjustments to the statements of income, we exclude certain expenses and income, including discrete tax benefits, because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financial statements, these transactions may limit the comparability of our fundamental operations with prior and future periods. We believe EBITDA and adjusted EBITDA are commonly used by financial analysts and others in the industries in which the Company operates and, thus, provides useful information to investors. The Company does not intend, nor should the reader consider, EBITDA or adjusted EBITDA to be an alternative to operating income, net income, net cash provided by operating activities or any other items calculated in accordance with GAAP. The Company's definition of adjusted EBITDA may not be comparable with other companies. Accordingly, the measurement has limitations depending on its use.
About Sparton Corporation
Sparton Corporation (NYSE:SPA), now in its 116th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton's Web site may be accessed at www.sparton.com.
Safe Harbor and Fair Disclosure Statement
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

SPARTON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	March 27, 2016	June 30, 2015
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$834	$14,914
Accounts receivable, net of allowance for doubtful accounts of $552 and $173, respectively	61,096	70,974
Inventories and cost of contracts in progress, net	79,959	79,503
Deferred income taxes	4,714	4,714
Prepaid expenses and other current assets	8,132	5,488
Total current assets	154,735	175,593
Property, plant and equipment, net	34,045	32,608
Goodwill	76,837	74,175
Other intangible assets, net	39,202	45,825
Deferred income taxes	2,281	2,199
Other assets	6,281	7,151
Total assets	$313,381	$337,551
Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$38,307	$29,948
Accrued salaries and wages	10,852	9,089
Accrued health benefits	1,237	1,510
Performance based payments on customer contracts	—	1,756
Current portion of capital lease obligations	165	—
Other accrued expenses	11,255	16,328
Total current liabilities	61,816	58,631
Pension liability	424	424
Long-term debt	123,400	154,500
Environmental remediation	6,554	7,117
Capital lease obligations, less current portion	439	—
Total liabilities	192,633	220,672
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value; 200,000 shares authorized, none issued	—	—
Common stock, $1.25 par value; 15,000,000 shares authorized, 9,842,458 and 9,886,618 shares issued and outstanding, respectively	12,303	12,358
Capital in excess of par value	16,088	16,045
Retained earnings	93,732	89,933
Accumulated other comprehensive loss	(1,375)	(1,457)
Total shareholders’ equity	120,748	116,879
Total liabilities and shareholders’ equity	$313,381	$337,551

SPARTON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(Dollars in thousands, except per share data)

	For the Third Quarter of Fiscal Years		For the First Three Quarters of Fiscal Years
	2016	2015	2016	2015
Net sales	$102,175	$93,065	$312,395	$255,732
Cost of goods sold	83,108	74,400	253,669	209,008
Gross profit	19,067	18,665	58,726	46,724
Operating Expense:
Selling and administrative expenses	13,727	11,873	41,691	33,249
Internal research and development expenses	561	418	1,512	715
Amortization of intangible assets	2,361	1,492	7,323	4,317
Restructuring charges	(258)	—	2,102	—
Reversal of accrued contingent consideration	—	—	(1,530)	—
Total operating expense	16,391	13,783	51,098	38,281
Operating income	2,676	4,882	7,628	8,443
Other income (expense)
Interest expense, net	(956)	(458)	(2,739)	(1,559)
Other, net	28	27	130	127
Total other expense, net	(928)	(431)	(2,609)	(1,432)
Income before income taxes	1,748	4,451	5,019	7,011
Income taxes	612	318	1,221	1,120
Net income	$1,136	$4,133	$3,798	$5,891
Income per share of common stock:
Basic	$0.12	$0.42	$0.38	$0.59
Diluted	$0.12	$0.42	$0.38	$0.59
Weighted average shares of common stock outstanding:
Basic	9,789,807	9,764,838	9,784,544	9,874,185
Diluted	9,789,807	9,769,375	9,784,544	9,888,905

SPARTON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - EPS
(UNAUDITED)
(Dollars in thousands, except per share data)

	For the Quarters Ended,
	March 27, 2016		December 27, 2015		March 31, 2015
Earnings per share, as reported	$0.12		$0.03		$0.42
Nonrecurring items	0.06		0.06		(0.09)
Earnings per share, excluding nonrecurring items	0.18		0.09		0.33
Amortization of intangible assets	0.16		0.16		0.11
Adjusted earnings per share	$0.34		$0.25		$0.44
Adjustments (net of tax):
Restructuring charges	$(168)		$1,533		$—
Reversal of accrued contingent consideration	—		(1,530)		—
Other nonrecurring costs	822	(1)	606	(2)	(894)
Total nonrecurring items	654		609		(894)
Amortization of intangible assets	1,535		1,598		1,119
Total adjustments	$2,189		$2,207		$225
Weighted average shares of common stock outstanding:
Basic	9,789,807		9,783,237		9,764,838
Diluted	9,789,807		9,783,237		9,769,375

(1) Includes costs related to executive separations, strategic alternatives review and sales process, corporate headcount reduction and nonrecurring legal and consulting costs.
(2) Costs related to corporate headcount reduction and legal settlement.

SPARTON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - EBITDA
(UNAUDITED)
(Dollars in thousands)

	For the Quarters Ended,
	March 27, 2016		December 27, 2015		March 31, 2015
Net income	$1,136		$268		$4,133
Interest expense	956		900		458
Income tax expense	612		(680)		318
Depreciation and amortization	3,842		4,274		2,631
EBITDA	6,546		4,762		7,540
Adjustments:
Restructuring charges	(258)		2,360		—
Reversal of accrued contingent consideration	—		(1,530)		—
Other nonrecurring costs	1,265	(1)	931	(2)	77
Stock-based compensation	365		438		500
Total adjustments	1,372		2,199		577
Adjusted EBITDA	$7,918		$6,961		$8,117

EBITDA margin	6.4%		4.6%		8.1%
Adjusted EBITDA margin	7.7%		6.7%		8.7%

(1) Includes costs related to executive separations, strategic alternatives review and sales process, corporate headcount reduction and nonrecurring legal and consulting costs.
(2) Costs related to corporate headcount reduction and legal settlement.

SPARTON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - SG&A AND OPERATING INCOME
(UNAUDITED)
(Dollars in thousands)

	For the Quarters Ended,
	March 27, 2016				December 27, 2015				March 31, 2015
	SG&A		Operating Income		SG&A		Operating Income		SG&A	Operating Income
As reported	$13,727		$2,676		$14,340		$454		$11,873	$4,882
Percent of sales	13.4%		2.6%		13.9%		0.4%		12.8%	5.2%
Adjustments:
Restructuring charges	—		(258)		—		2,360		—	—
Reversal of accrued contingent consideration	—		—		—		(1,530)		—	—
Other nonrecurring costs	1,065	(1)	1,265	(1)	931	(2)	931	(2)	—	77
Amortization of intangible assets	—		2,361		—		2,459		—	—
Total adjustments	1,065		3,368		931		4,220		—	77
As adjusted	$12,662		$6,044		$13,409		$4,674		$11,873	$4,959
Percent of sales	12.4%		5.9%		13.0%		4.5%		12.8%	5.3%

(1) Includes costs related to executive separations, strategic alternatives review and sales process, corporate headcount reduction and nonrecurring legal and consulting costs.
(2) Costs related to corporate headcount reduction and legal settlement.